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                                                                EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement of Ascend Communications, Inc. (the "Company") on Form S-8 of our report dated January 22,1997, except for note M as to which the date is March 30, 1997, on our audit of the consolidated financial statements and our report dated January 22, 1997 on our audit of the consolidated financial statement schedule of Cascade Communications Corp. for the year ended December 31, 1996, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                                /s/ PricewaterhouseCoopers LLP
                                                -------------------------------
                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 1999